EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report, dated February 23, 2001, included in Stone Energy Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement on Form S-8.


                                                /s/Arthur Andersen

New Orleans, Louisiana
July 2, 2001